UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): November 21, 2012 (November 20, 2012)

Lone Star Gold, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM 87110

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 20, 2012, Lone Star Gold, Inc. (the “Company”), Fairhills Capital Offshore Ltd, a Cayman Islands exempted company (“Fairhills”), and Deer Valley Management, LLC, a Delaware limited liability company (“Deer Valley”), executed and delivered an Assignment and Assumption Agreement, to be effective as of November 12, 2012 (the “Assignment Agreement”). Pursuant to the Assignment Agreement, Fairhills assigned to Deer Valley, and Deer Valley assumed, all of Fairhills’ rights, duties and obligations under (i) that certain Investment Agreement dated as of April 30, 2012 (the “Investment Agreement”), Amendment No. 1 to such Investment Agreement dated June 25, 2012 and Amendment No. 2 to such Investment Agreement dated September 21, 2012, pursuant to which, among other things, Fairhills committed to purchase up to $15,000,000 worth of common stock of the Company over a period of 36 months, (ii) that certain Registration Rights Agreement, dated as of April 30, 2012 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register up to 30,000,000 shares of common stock of the Company underlying the Investment Agreement, and (iii) a secured note executed by the Company in the original principal amount of $50,000 and payable to the order of Fairhills (the “Bridge Note”), which is secured by 3,750,000 shares of common stock of the Company owned by Daniel M. Ferris, the sole director and officer of the Company. The Company executed the Assignment Agreement to indicate its consent thereto.

The Assignment Agreement states that Fairhills and Deer Valley have common ownership and management. A copy of the Assignment Agreement is filed as Exhibit 10.19 to this Form 8-K. The Investment Agreement and the Registration Rights Agreement were filed as Exhibits 10.13 and 10.14, respectively, to the Company’s Form 10-Q filed with the Commission on May 14, 2012. Amendments No.1 and No.2 to the Investment Agreement, and the Bridge Note, were filed as Exhibits 10.15, 10.16 and 10.17, respectively, to the Company’s Registration Statement on Form S-1 filed with the Commission on October 16, 2012.

Item 9.01	Exhibits.

10.19     Assignment and Assumption Agreement among Lone Star Gold, Inc., Fairhills Capital Offshore Ltd, and Deer Valley Management, LLC dated to be effective as of November 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2012		LONE STAR GOLD, INC.

	By:	/s/ Dan Ferris
President, Treasurer and Secretary

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